UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): March 25, 2017

SEALED AIR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12139	65-0654331
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer Identification No.)

2415 Cascade Pointe Boulevard Charlotte, North Carolina	28208
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (980) 221-3235

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On March 25, 2017, Sealed Air Corporation (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Diamond (BC) B.V. (“Buyer”), a newly formed entity affiliated with Bain Capital Private Equity (the “Sponsor”). On the terms and subject to the conditions set forth in the Purchase Agreement, Buyer has agreed to purchase the Company’s Diversey Care division and the food hygiene and cleaning business within the Company’s Food Care division (collectively, the “Diversey Business”) for $3.2 billion in cash (subject to certain adjustments set forth in the Purchase Agreement).

The Purchase Agreement contains various representations, warranties, and covenants by each party, including, among others, covenants with respect to the conduct of the Diversey Business by the Company during the period between the execution of the Purchase Agreement and the completion of the transaction (the “Closing”). The Company and Buyer have agreed to use their respective reasonable best efforts to cause the transaction to be consummated. In addition, for a period of two (2) years following the Closing, subject to certain exceptions, the Company and its affiliates will not engage in certain activities that compete with the Diversey Business. Further, for a period of one (1) year following the Closing, the Company and its affiliates will be subject to certain non-solicitation and non-hire provisions relating to the Diversey Business, and Buyer and its affiliates will be subject to certain non-solicitation and non-hire provisions relating to the Company’s retained businesses.

The transaction is subject to certain closing conditions including, among others, (i) the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of required clearances from certain other foreign governmental antitrust authorities; (ii) the absence of any statute, rule, regulation, executive order, decree, preliminary or permanent injunction, or restraining order prohibiting or restricting the consummation of the transaction; and (iii) the completion of an internal reorganization of the Company to separate the Diversey Business therefrom. Each party’s obligation to consummate the transaction is also subject to (1) the accuracy of the other party’s representations and warranties contained in the Purchase Agreement (subject to certain materiality qualifiers) and (2) the other party’s performance and compliance in all material respects with its obligations and covenants under the Purchase Agreement. The closing of the transaction will not occur prior to September 5, 2017, unless the parties otherwise agree.

Either party has the right to terminate the Purchase Agreement under certain circumstances. Those circumstances include (i) failure to consummate the transaction by October 16, 2017 (the “Outside Date”); (ii) material breach by either party that has not been cured, if curable, within the shorter of thirty (30) days after notice of such breach and prior to the Outside Date; (iii) mutual consent; or (iv) as a result of a governmental action that restrains, enjoins, or otherwise prohibits the transactions contemplated by the Purchase Agreement.

Buyer is required to pay the Company a termination fee of $208 million if the Purchase Agreement is terminated by the Company (i) upon a breach by Buyer of any of its representations, warranties, agreements or covenants set forth in the Purchase Agreement and such breach renders a closing condition incapable of satisfaction, and such breach has not been waived and is not cured by the earlier of thirty (30) days after notice of such breach or the Outside Date; (ii) if the marketing period for Buyer’s financing has ended, all conditions to Buyer’s obligation to close have been satisfied, the Company notifies Buyer that it is ready, willing and able to close, but Buyer fails to consummate the Closing within three (3) business days after such notice; and (iii) if the Closing does not occur by the Outside Date and the Company would be entitled to terminate at such time as a result of the circumstances stated in clause (i) of this paragraph.

Buyer has obtained equity commitments from certain funds affiliated with the Sponsor and debt financing commitments from Credit Suisse AG, Credit Suisse Securities (USA) LLC, and Goldman Sachs Bank USA.

The obligations of Buyer pursuant to the Purchase Agreement are not conditioned on receipt of this financing. However, Buyer is not required to consummate the transaction until after the completion of a marketing period for its financing that extends for up to twenty-two (22) consecutive days following the receipt of certain financial information from the Company and satisfaction of all closing conditions. Certain funds affiliated with the Sponsor have also agreed to guarantee the obligations of Buyer under the Purchase Agreement to pay the reverse termination fee and reimbursement obligations that may become payable by the Buyer, on the terms and subject to the conditions set forth in their limited guaranty in favor the Company.

Each of the Company and Buyer has agreed to indemnify the other party for losses arising from certain breaches of the Purchase Agreement and for certain other liabilities, subject to certain limitations. In connection with the transaction, the Company and Buyer (or entities that it will acquire in the transaction) will also enter into certain additional ancillary agreements, including a transition services agreement, license agreements with respect to certain intellectual property of the Diversey Business and the Company and other commercial agreements.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which will be filed with the United States Securities and Exchange Commission as an exhibit to the Quarterly Report on Form 10-Q to be filed by the Company for the quarterly period ended March 31, 2017 (the “First Quarter 10-Q”).

The representations, warranties and covenants set forth in the Purchase Agreement have been made only for the purposes of the Purchase Agreement and solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing such matters as facts. In addition, such representations and warranties were made only as of the dates specified in the Purchase Agreement, and information regarding the subject matter thereof may change after the date of the Purchase Agreement. Accordingly, the Purchase Agreement will be filed as an exhibit to the First Quarter 10-Q to provide investors with information regarding its terms and not to provide investors with any other factual information regarding the Company or its businesses (including the Diversey Business) as of the date of the Purchase Agreement or as of any other date.

Item 7.01	Regulation FD Disclosure.

On March 27, 2017, the Company issued a press release announcing its entry into the Purchase Agreement. A copy of the press release is furnished herewith as Exhibit 99.1. In addition, the Company intends to provide supplemental information regarding the transaction in connection with presentations to analysts and investors. A copy of the slides that will be made available in connection with such presentations is furnished herewith as Exhibit 99.2.

The information contained in Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release dated March 27, 2017

99.2	Investor presentation dated March 27, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEALED AIR CORPORATION

By:	/s/ Thomas C. Lagaly
	Name:	Thomas C. Lagaly
	Title:	Vice President, Acting General Counsel and Secretary

Date: March 27, 2017

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	Press Release dated March 27, 2017

99.2	Investor presentation dated March 27, 2017